As filed with the Securities and Exchange Commission on May 3, 2024. Registration No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-0612970 (I.R.S. Employer Identification Number)
_________________________
130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036
(704) 869-4600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants Principal Executive Offices)
_________________________
Curtiss-Wright Corporation 2024 Omnibus Incentive Plan
(Full Title of the Plan)
_________________________
Lynn M. Bamford
Chair and Chief Executive Officer
Curtiss-Wright Corporation
130 Harbour Place Drive, Suite 300
Davidson, North Carolina 28036
(704) 869-4600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
___________________________________
With copies to:

Paul J. Ferdenzi, Esq. Curtiss-Wright Corporation
Vice President, General Counsel, and Corporate Secretary
130 Harbour Place Drive, Suite 300 Davidson, North Carolina 28036 (704) 869-4600
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering 1,560,000 shares of Common Stock, par value $1.00 per share, of Curtiss-Wright Corporation that may be issued and sold pursuant to the Curtiss-Wright Corporation 2024 Omnibus Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
In this Registration Statement, unless otherwise specified or the context requires otherwise, we use the terms the “Company,” “Registrant,” “we,” “us” and “our” to refer to Curtiss-Wright Corporation and its subsidiaries.
Item 3.    Incorporation of Documents by Reference.
The Company hereby incorporates by reference into this Registration Statement the following documents of the Registrant:
(a)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(b)The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 22, 2024, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023.
(c)The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024.
(d)The Company’s Current Reports on Form 8-K filed with the Commission on February 15, 2024 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)) and on May 2, 2024 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)).
(e)The description of the Company’s Common Stock, par value $1.00 per share, is contained in the Company’s Definitive Proxy Statement, filed with the Commission on April 5, 2005.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
The legality of the securities registered hereby has been passed upon by Paul J. Ferdenzi, Esq., Vice President, General Counsel, and Corporate Secretary of the Registrant. Mr. Ferdenzi is paid a salary and a bonus by the Registrant, is eligible to participate in the Curtiss-Wright Corporation 2024 Omnibus Incentive Plan and participates in certain other of Registrant’s employee benefit plans.
Item 6.     Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.
The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers for all expenses, liabilities and losses to the fullest extent permitted by the DGCL, including without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement incurred or suffered by such persons, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased policies insuring its directors and executive officers against certain civil liabilities, including liabilities under the Securities Act.
Item 7. Exemption from Registration Claimed
Not applicable.

Item 8.    Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-A, filed May 24, 2005).

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to Registrants Form 8-K, filed May 18, 2015).

5.1	Opinion of Paul J. Ferdenzi, Esq.*

23.1	Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).*

23.2	Consent of Deloitte & Touche LLP, as independent registered public accounting firm.*

24.1	Power of Attorney (included on signature pages hereto).

99.1	Curtiss-Wright Corporation 2024 Omnibus Incentive Plan (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 22, 2024).

107	Filing Fee Table*

_________________ *Filed herewith

Item 9. Undertakings
(a)The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, and State of North Carolina, on the 3rd day of May, 2024.

CURTISS-WRIGHT CORPORATION
By: /s/ K. Christopher Farkas
K. Christopher Farkas
Vice President and
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lynn M. Bamford and K. Christopher Farkas and each and any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lynn M. Bamford	Chair and Chief Executive Officer and Director	May 3, 2024
Lynn M. Bamford	(Principal Executive Officer)

/s/ K. Christopher Farkas	Vice President and Chief Financial Officer	May 3, 2024
K. Christopher Farkas	(Principal Financial Officer)

/s/ Gary Ogilby	Vice President and Corporate Controller	May 3, 2024
Gary Ogilby	(Principal Accounting Officer)

/s/ Dean M. Flatt	Director	May 3, 2024
Dean M. Flatt

/s/ Bruce D. Hoechner	Director	May 3, 2024
Bruce D. Hoechner

/s/ Glenda J. Minor	Director	May 3, 2024
Glenda J. Minor

/s/ Anthony J. Moraco	Director	May 3, 2024
Anthony J. Moraco

/s/ William F. Moran	Director	May 3, 2024
William F. Moran

/s/ Robert J. Rivet	Director	May 3, 2024
Robert J. Rivet

/s/ Peter C. Wallace	Director	May 3, 2024
Peter C. Wallace

/s/ Larry D. Wyche	Director	May 3, 2024
Larry D. Wyche